Exhibit 99.1

Natural Health Trends Reports First Quarter 2017 Financial Results

•	Expanded operating income margin to 21.7%

•	Increased quarterly dividend 11% to $0.10 per share

•	Declared special dividend of $0.35 per share

LOS ANGELES – April 27, 2017 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•	Total revenue decreased 19% to $59.9 million, compared to $74.3 million in the first quarter of 2016.

◦	Revenue from the Company’s Hong Kong operations, which represented 91% of total revenue, decreased 20% to $54.6 million, compared to $68.2 million in the first quarter of 2016.

◦	Outside of Hong Kong, revenue in China decreased 47% year-over-year and was offset by increases in North America and Europe of 37% and 297% year-over-year, respectively.

•
Operating income decreased 7% to $13.0 million, compared to $14.0 million in the first quarter of 2016. As a percent of total revenue, operating income was 21.7%, compared to 18.8% in the first quarter of 2016.

•	Net income was $10.4 million, or $0.93 per diluted share, compared to $11.3 million, or $0.95 per diluted share, in the first quarter of 2016.

•	The number of Active Members[1] decreased 4% to 113,710 at March 31, 2017, compared to 118,960 at December 31, 2016, and decreased 5% compared to 119,800 at March 31, 2016.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve month period.

Management Commentary

“Our first quarter 2017 revenue declined year-over-year as we are still working to overcome the slowdown we have been experiencing since the third quarter of 2016,” commented Chris Sharng, President of Natural Health Trends Corp. “We also moved our first half major event from early January in prior years, to March this year, making the year-over-year comparison challenging. In addition, the stronger dollar made our products more expensive for our Chinese consumers. Partially offsetting the factors affecting our top-line was heightened productivity in March, following our successful Ambassador Academy in Macau, which attracted over 6,000 members and guests. We were very pleased with the record turnout after moving the event to after the Chinese New Year, which we believe will improve the member experience longer-term.”

Mr. Sharng further commented, “Our strong balance sheet and working capital management afford us the ability to focus on our growth initiatives while simultaneously returning capital to our valued stockholders. I am pleased to announce our Board of Directors declared a special dividend in the amount of $0.35 per share as well as an 11% increase in our quarterly dividend to $0.10 per share, compared to the prior quarter. While it will take time for the results of our strategic initiatives to bear fruit, we are confident in our ability to attract, motivate and retain a strong member base as well as to expand our product offering into new geographies and categories.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities in the first quarter of 2017 was $13.8 million, consistent with the first quarter of 2016.

•
On April 24, 2017, the Company's Board of Directors declared a quarterly dividend of $0.10 per share on outstanding common stock, which represents an 11% increase over the prior quarter dividend, and a special cash dividend of $0.35 per share on outstanding common stock. The dividends will be payable on May 19, 2017 to stockholders of record as of May 9, 2017.

First Quarter 2017 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2017 financial results today, Thursday, April 27, 2017 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Thursday, April 27, 2017
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13657892
Webcast:	http://public.viavid.com/index.php?id=123414

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on April 27, 2017 through 11:59 p.m. Eastern Time on May 11, 2017 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13657892.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 10, 2017 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$134,672	$125,921
Inventories	9,170	11,257
Other current assets	2,687	4,066
Total current assets	146,529	141,244
Property and equipment, net	1,330	1,388
Goodwill	1,764	1,764
Restricted cash	2,992	2,963
Other assets	776	692
Total assets	$153,391	$148,051
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,085	$2,145
Income taxes payable	2,464	663
Accrued commissions	13,196	13,611
Other accrued expenses	12,048	14,989
Deferred revenue	4,301	4,948
Amounts held in eWallets	20,261	19,165
Other current liabilities	1,954	1,633
Total current liabilities	56,309	57,154
Deferred tax liability	266	268
Long-term incentive	7,720	8,190
Total liabilities	64,295	65,612
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,657	86,574
Retained earnings	43,992	38,548
Accumulated other comprehensive loss	(996)	(807)
Treasury stock, at cost	(40,570)	(41,889)
Total stockholders’ equity	89,096	82,439
Total liabilities and stockholders’ equity	$153,391	$148,051

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Net sales	$59,874	$74,346
Cost of sales	11,245	14,280
Gross profit	48,629	60,066
Operating expenses:
Commissions expense	25,965	35,086
Selling, general and administrative expenses	9,536	10,904
Depreciation and amortization	136	89
Total operating expenses	35,637	46,079
Income from operations	12,992	13,987
Other income (expense), net	156	(24)
Income before income taxes	13,148	13,963
Income tax provision	2,723	2,683
Net income	$10,425	$11,280
Net income per common share:
Basic	$0.93	$0.96
Diluted	$0.93	$0.95
Weighted-average number of common shares outstanding:
Basic	11,229	11,773
Diluted	11,251	11,817
Cash dividends declared per common share	$0.44	$0.05

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,425	$11,280
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136	89
Stock-based compensation	9	74
Cumulative translation adjustment realized in net income	(258)	—
Changes in assets and liabilities:
Inventories	2,091	189
Other current assets	1,419	(45)
Other assets	(62)	5
Accounts payable	(61)	(840)
Income taxes payable	1,798	2,620
Accrued commissions	(428)	(2,923)
Other accrued expenses	(1,555)	925
Deferred revenue	(647)	2,445
Amounts held in eWallets	1,138	280
Other current liabilities	314	(157)
Long-term incentive	(508)	(120)
Net cash provided by operating activities	13,811	13,822
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(72)	(240)
Net cash used in investing activities	(72)	(240)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	—	(18,319)
Dividends paid	(4,981)	(576)
Net cash used in financing activities	(4,981)	(18,895)
Effect of exchange rates on cash and cash equivalents	(7)	30
Net increase (decrease) in cash and cash equivalents	8,751	(5,283)
CASH AND CASH EQUIVALENTS, beginning of period	125,921	104,914
CASH AND CASH EQUIVALENTS, end of period	$134,672	$99,631
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	1,393	—